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                                                                    Exhibit 23.1

                      Consent of Independent Accountants
                      ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-71863) and Form S-8 (Nos. 333-06745 and 033-86742) of CMGI, Inc. of our reports dated as follows:

 . June 29, 1999 relating to the financial statements of AltaVista, . April 2, 1999 relating to the financial statements of Zip2 Corporation, and . June 9, 1999, except as to Note 12, which is as of July 3, 1999 relating to the financial statements of Shopping.com

which appear in the CMGI, Inc. Current Report on Form 8-K dated August 12, 1999.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

San Jose, California
August 9, 1999